UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2018

SITE Centers Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On October 12, 2018, SITE Centers Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report that the Board of Directors (the “Board”) of the Company had set the size of the Board at eight members and had appointed Linda Boland Abraham and Dawn M. Sweeney as directors to fill the resulting vacancies. In accordance with the Instructions to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A reports initial Board committee assignments for Mses. Abraham and Sweeney. No other changes have been made under Item 5.02 of the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2018, the Board appointed Ms. Abraham to the Audit Committee and the Nominating & Corporate Governance Committee of the Board, having determined that she satisfies all applicable requirements to serve on such committees.

On November 13, 2018, the Board also appointed Ms. Sweeney to the Audit Committee and the Compensation Committee of the Board, having determined that she satisfies all applicable requirements to serve on such committees.

In addition to the compensation outlined in the Original Form 8-K, Mses. Abraham and Sweeney will receive the applicable annual fees for service on the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 2, 2018.

The Board has affirmatively determined that each of Ms. Abraham and Ms. Sweeney are independent of the Company and its management under New York Stock Exchange listing standards and the applicable standards set forth in the Company’s Corporate Governance Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE Centers Corp.

By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Title: Executive Vice President, General Counsel and Secretary

Date:    November 13, 2018